Exhibit 10.1

JONES ENERGY HOLDINGS, LLC

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of July 26, 2013

THE COMPANY INTERESTS REPRESENTED BY THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS.  SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

THE COMPANY INTERESTS REPRESENTED BY THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND REPURCHASE OPTIONS SET FORTH IN THIS AGREEMENT.

ARTICLE I DEFINITIONS		4
1.1	Definitions	4
1.2	Interpretative Matters	12

ARTICLE II ORGANIZATIONAL MATTERS		13
2.1	Formation of the Company	13
2.2	Third Amended and Restated Limited Liability Company Agreement	13
2.3	Name	13
2.4	Purpose; Powers	14
2.5	Principal Office; Registered Office	14
2.6	Term	14
2.7	Foreign Qualification	14
2.8	No State Law Partnership	14

ARTICLE III CAPITALIZATION; ADMISSION OF MEMBERS; CAPITAL ACCOUNTS		15
3.1	Capitalization	15
3.2	Admission of Members; Additional Members	17
3.3	Capital Accounts	17
3.4	Negative Capital Accounts	18
3.5	No Withdrawal	18
3.6	Loans From Unitholders	18
3.7	No Right of Partition	18
3.8	Non-Certification of Units; Legend; Units Are Securities	18

ARTICLE IV DISTRIBUTIONS		19
4.1	Distributions	19
4.2	Successors	19
4.3	Distributions In-Kind	19
4.4	Tax-Related Distributions	19

ARTICLE V ALLOCATIONS		20
5.1	Allocations	20
5.2	Special Allocations	20
5.3	Tax Allocations	22
5.4	Unitholders’ Tax Reporting	23
5.5	Indemnification and Reimbursement for Payments on Behalf of a Unitholder	23

ARTICLE VI RIGHTS AND DUTIES OF MEMBERS		23
6.1	Management	23
6.2	Liability of Unitholders	25
6.3	Investment Opportunities; Performance of Duties; Conflicts of Interest	25
6.4	Meetings	26
6.5	Actions Requiring Member Approval	26

ARTICLE VII OFFICERS		26
7.1	Officers	26
7.2	Chief Executive Officer	27
7.3	President	27
7.4	Chief Financial Officer	27

7.5	Vice Presidents	27
7.6	Secretary	28
7.7	Further Delegation of Authority	28
7.8	Fiduciary Duties	28
7.9	Performance of Duties; Liability of Officers	28
7.10	Indemnification	28

ARTICLE VIII TAX MATTERS		30
8.1	Preparation of Tax Returns	30
8.2	Tax Elections	30
8.3	Tax Controversies	31
8.4	Tax Allocations	31
8.5	Fiscal Year; Taxable Year	31

ARTICLE IX TRANSFER OF UNITS; SUBSTITUTE MEMBERS		31
9.1	Restrictions on Transfers	31
9.2	Recognition of Transfer; Substituted and Additional Members	32
9.3	Expense of Transfer; Indemnification	33
9.4	Exchange Agreement	33

ARTICLE X DISSOLUTION AND LIQUIDATION		33
10.1	Dissolution	33
10.2	Liquidation and Termination	34
10.3	Complete Distribution	34
10.4	Cancellation of Certificate	34
10.5	Reasonable Time for Winding Up	35
10.6	Return of Capital	35
10.7	HSR Act	35

ARTICLE XI GENERAL PROVISIONS		35
11.1	Power of Attorney	35
11.2	Books and Records	35
11.3	Amendments	36
11.4	Remedies	36
11.5	Successors and Assigns	36
11.6	Severability	36
11.7	Counterparts	36
11.8	Applicable Law	36
11.9	Addresses and Notices	36
11.10	Creditors	37
11.11	Waiver	37
11.12	Further Action	37
11.13	Entire Agreement	37
11.14	Delivery by Facsimile or Email	37
11.15	Survival	37
11.16	Confidentiality	38

SCHEDULE A	Schedule of Members

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

JONES ENERGY HOLDINGS, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

This THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Jones Energy Holdings, LLC (the “Company”), dated and effective as of July 26, 2013 (the “Effective Date”), is adopted, executed and agreed to, for good and valuable consideration, by and among the Company and each other Person who is or at any time becomes a Member in accordance with the terms of this Agreement and the Act.  Any reference in this Agreement to any Member shall include such Member’s Successors in Interest to the extent such Successors in Interest have become Substituted Members in accordance with the provisions of this Agreement.

RECITALS:

WHEREAS, the Company was formed by Jones Energy Drilling Fund, LP, a Texas limited partnership (“JEDF”) and Jones Energy Equity Partners, LP, a Texas limited partnership (“JEEP”) as a limited liability company under the Act by filing a Certificate of Formation with the Secretary of State of the State of Delaware on December 16, 2009 (the “Certificate”);

WHEREAS, JEDF and JEEP, as the Company’s initial members, entered into an initial limited liability company agreement with the Company on December 16, 2009 (such agreement, the “Original Agreement”);

WHEREAS, JEDF, JEEP, Metalmark Capital Partners (C) II, L.P., a Delaware limited partnership, and Wells Fargo Central Pacific Holdings, Inc., a Delaware corporation, entered into the Amended and Restated Limited Liability Company Agreement with the Company, dated as of December 31, 2009 (the “Restated LLC Agreement”), with such Restated LLC Agreement amending and restating the Original Agreement and setting forth the rights, powers and interests of the Members with respect to the Company and their Membership Interests therein and providing for the management of the business and operations of the Company;

WHEREAS, the Company and all of its Members entered into that certain Second Amended and Restated Limited Liability Company Agreement, dated as of December 20, 2012 (the “Second Restated LLC Agreement”);

WHEREAS, through transactions effected on March 30, 2012 and May 13, 2013, Metalmark Capital Partners (C) II, L.P. transferred its interests in the Company to the following entities: (i) MCP (C) II Jones Intermediate LLC, (ii) MCP II Co-Investment Jones Intermediate LLC, (iii) MCP II Jones Intermediate LLC, (iv) MCP II (TE) AIF Jones Intermediate LLC, (v) MCP II (Cayman) AIF Jones Intermediate LLC and (vi) MCP II Executive Fund Jones Intermediate LLC (the transferee entities collectively referred to herein as “Metalmark”);

WHEREAS, Jones Energy, Inc. (“JEI”) has entered into an underwriting agreement (the “IPO Underwriting Agreement”) with the several underwriters (the “IPO Underwriters”) named therein, providing for the initial public offering (the “IPO”) of up to 14,000,000 shares of Class A Common Stock;

WHEREAS, in connection with the IPO, it is contemplated that pursuant to this Agreement (i) immediately prior to consummation of the IPO (the “Effective Time”), all of the limited liability company interests in the Company held by the current Members (the “Prior LLC Interests”) will be exchanged for the number of Units set forth opposite each such Member’s name in Schedule A hereto, (ii) immediately after the IPO, the Company will exchange its shares of common stock of JEI for 36,836,333 shares of Class B Common Stock and will immediately distribute such shares of Class B Common Stock to the current Members in proportion to the number of Units held by each current Member, (iii) immediately after the IPO, JEI will contribute the net proceeds thereof to the Company in exchange for 14,000,000 Units, and (iv) if and to the extent the IPO Underwriters exercise their option to purchase Option Shares (as defined below) pursuant to the terms of the IPO Underwriting Agreement, JEI will issue additional shares of Class A Common Stock and use the net proceeds thereof to purchase an equal number of Units from the Company, (collectively, the “IPO Transactions”);

WHEREAS, the Company and the Members set forth on Schedule A attached hereto now wish to amend and restate the Second Restated LLC Agreement as set forth herein to give effect to IPO Transactions and to reflect the admission of JEI as a Member and as sole managing member;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

1.1                               Definitions.  Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

“Act” means the Delaware Limited Liability Company Act, 6 Del. L. Sections 18-101, et seq.

“Additional Member” means any Person that has been admitted to the Company as a Member after the Effective Date pursuant to Section 3.2(b) by virtue of having received its Membership Interest from the Company and not from any other Member or Assignee.

“Adjusted Capital Account Deficit” means, with respect to any Person’s Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero.  For this purpose, such Capital Account balance shall be (i) reduced for any items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6), and (ii) increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Regulations Sections 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

“Affiliate” when used with reference to another Person means any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other Person.  In addition, Affiliates of a Member shall include all its partners, officers, employees and former partners in their capacities as such.

“Agreement” has the meaning set forth in the preamble.

“Assignee” means any Transferee to which a Member or another Assignee has Transferred all or a portion of its interest in the Company in accordance with the terms of this Agreement, but that is not a Member.

“Assumed Tax Rate” means, for any taxable year, the highest marginal effective rate of federal, state and local income tax applicable to an individual resident in New York, New York (or, if higher, a corporation doing business in New York, New York) determined by applying the rates applicable to ordinary income (in cases where taxes are being determined on ordinary income allocated to a Member) and capital gains (in cases where taxes are being determined on capital gains allocated to a Member), and by assuming that state and local income taxes are not deductible in computing a Unitholder’s liability for federal income tax.

“Bankruptcy” means, with respect to any Person, the occurrence of any of the following events: (a) the filing of an application by such Person for, or a consent to, the appointment of a trustee or custodian of such Person’s assets; (b) the filing by such Person of a voluntary petition in Bankruptcy or the seeking of relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the filing of a pleading in any court of record admitting in writing such Person’s inability to pay its debts as they become due; (c) the failure of such Person to pay its debts as such debts become due; (d) the making by such Person of a general assignment for the benefit of creditors; (e) the filing by such Person of an answer admitting the material allegations of, or such Person’s consenting to, or defaulting in answering, a Bankruptcy petition filed against him in any Bankruptcy proceeding or petition seeking relief under Title 11 of the United States Code, as now constituted or as hereafter amended; or (f) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Person a bankrupt or insolvent or for relief in respect of such Person or appointing a trustee or custodian of such Person’s assets and the continuance of such order, judgment or decree unstayed and in effect for a period of 60 consecutive calendar days.

“Business Day” means any calendar day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close.

“Capital Account” has the meaning set forth in Section 3.3(a).

“Capital Contributions” means any cash, cash equivalents or, at the consent of the Managing Member, the Fair Market Value of other property that a Member contributes to the Company with respect to any Unit or other Equity Securities issued pursuant to Article III (net of liabilities assumed by the Company or to which such property is subject).

“Certificate” has the meaning set forth in the preamble.

“Chief Executive Officer” has the meaning set forth in Section 7.2.

“Chief Financial Officer” has the meaning set forth in Section 7.4.

“Class A Common Stock” means the shares of Class A common stock, par value $0.001 per share, of JEI.

“Class B Common Stock” means the shares of Class B common stock, par value $0.001 per share, of JEI.

“Code” means the United States Internal Revenue Code of 1986.

“Company” has the meaning set forth in the preamble.

“Company Minimum Gain” has the meaning set forth for the term “partnership minimum gain” in Regulations Section 1.704-2(d).

“control” means, when used with reference to any Person, the power to direct the management or policies of such Person, directly or indirectly, by or through stock or other equity ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or other understanding (written or oral); and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Depreciation” has the meaning set forth in the definition of “Net Income” or “Net Loss” under paragraph (e) therein.

“Distribution” means each distribution after the Effective Date made by the Company to a Unitholder, whether in cash, property or securities of the Company, pursuant to, or in respect of, Article IV or Article X.

“Economic Interest” means the right to allocations of items of income, gain, loss, deduction, credit or similar items and the right to Distributions of cash and other property as provided in Article IV, Article V and Article X of this Agreement and the Act, but shall not include any right to participate in the management or affairs of the Company or any right to receive information concerning the business and affairs of the Company, in each case, except as expressly otherwise provided in this Agreement or required by the Act.

“Effective Date” has the meaning set forth in the preamble.

“Effective Time” has the meaning set forth in the recitals.

“Equity Securities” means, as applicable, (a) any capital stock, membership interests or other share capital, (b) any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests or other share capital or containing any profit participation features, (c) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership interests, other share capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests, other share capital or securities containing any profit participation features, (d) any share appreciation rights, phantom share rights or other similar rights, or (e) any Equity Securities issued or issuable with respect to the securities referred to in clauses (a) through (d) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Event of Withdrawal” means the death, retirement, resignation, expulsion, Bankruptcy or dissolution of a Unitholder or the occurrence of any other event that terminates the continued membership of a Member in the Company.

“Exchange Agreement” means the Exchange Agreement dated on or about the date hereof between the Company, the Members and JEI.

“Fair Market Value” means, with respect to any asset or securities, the fair market value for such assets or securities as between a willing buyer and a willing seller in an arm’s length transaction occurring on the date of valuation, taking into account all relevant factors determinative of value, as determined in good faith by the Managing Member.

“Family Group” means for any individual, such individual’s current or former spouse, their respective parents, descendants of such parents (whether natural or adopted) and the spouses of such descendants, and any trust, limited partnership, corporation or limited liability company established solely for the benefit of such individual or such individual’s current or former spouse, their respective parents, descendants of such parents (whether natural or adopted) or the spouses of such descendants.

“Fiscal Year” means the fiscal year of the Company and its Subsidiaries, ending on December 31 of each calendar year.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court, in each case, having jurisdiction over the Company or any of its Subsidiaries or any of the property or other assets of the Company or any of its Subsidiaries.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)                                 the initial Gross Asset Value of any asset contributed by a Unitholder to the Company shall be the gross Fair Market Value of such asset on the date of the contribution (which, in the case of the assets contributed by JEDF pursuant to the Jones Contribution Agreement (net of any liabilities securing such assets that the Company is considered to assume or take subject to), shall be deemed to equal $45,000,000);

(b)                                 the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values as of the following times:

(i)                                     the acquisition of an additional interest in the Company after the Effective Date by a new or existing Unitholder in exchange for more than a de minimis Capital Contribution, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative Economic Interests of the Unitholders in the Company;

(ii)                                  the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company or any of its Subsidiaries by an existing or a new Member acting in a “partner capacity,” or in anticipation of becoming a “partner” (in each case within the meaning of Regulations Section 1.704-1(b)(2)(iv)(d)).

(iii)                               the Distribution by the Company to a Unitholder of more than a de minimis amount of Company property as consideration for an interest in the Company, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative Economic Interests of the Unitholders in the Company;

(iv)                              the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(v)                                 immediately prior to the exchange of the Prior LLC Interests for Units which is described in the first sentence of Section 3.1(b); and

(vi)                              such other times as the Managing Member shall reasonably determine to be necessary or advisable in order to comply with Regulations promulgated under Subchapter K of Chapter 1 of the Code;

(c)                                  the Gross Asset Value of any Company asset distributed to a Unitholder shall be the gross Fair Market Value of such asset on the date of Distribution;

(d)                                 the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the Managing Member determines that an adjustment pursuant to subparagraph (b) of this definition of Gross Asset Value is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d);

(e)                                  with respect to any asset that has a Gross Asset Value that differs from its adjusted tax basis, Gross Asset Value shall be adjusted by the amount of Depreciation rather than any other depreciation, amortization or other cost recovery method; and

(f)                                   The Gross Asset Value of any depletable property held directly or indirectly by the Company shall be adjusted by Simulated Depletion in lieu of any depletion otherwise allowable for federal income tax purposes.

“HSR Act” has the meaning set forth in Section 10.7.

“Income” means individual items of Company income and gain determined in accordance with the definitions of Net Income and Net Loss.

“IPO Transactions” has the meaning set forth in the recitals.

“IPO Underwriting Agreement” has the meaning set forth in the recitals.

“IPO Underwriters” has the meaning set forth in the recitals.

“JEDF” has the meaning set forth in the recitals.

“JEEP” has the meaning set forth in the recitals.

“JEI Excess Tax Distribution” has the meaning set forth in Section 4.4(b).

“Jones Built-in Gain” means the excess of the initial Gross Assets Value, over the adjusted tax basis, of the assets contributed by JEDF to the Company pursuant to the Jones Contribution Agreement.

“Jones Contribution Agreement” means that certain Contribution Agreement, dated as of December 16, 2009, by and between the Company and JEDF.

“Loss” means individual items of Company loss and deduction determined in accordance with the definitions of Net Income and Net Loss.

“Managing Member” means JEI.

“Member” means each Person listed on Schedule A attached hereto and each other Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Act.  The Members shall constitute the “members” (as such term is defined in the Act) of the Company.  Except as otherwise set forth herein or in the Act, the Members shall constitute a single class or group of members of the Company for all purposes of the Act and this Agreement.

“Member Minimum Gain” means minimum gain attributable to Member Nonrecourse Debt determined in accordance with Regulations Section 1.704-2(i).

“Member Nonrecourse Debt” has the meaning set forth for the term “partner nonrecourse debt” in Regulations Section 1.704-2(b)(4).

“Membership Interest” means, with respect to each Member, such Member’s Economic Interest and rights as a Member.

“Metalmark” has the meaning set forth in recitals.

“Net Income” or “Net Loss” means, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in such taxable income or loss), with the following adjustments:

(a)                                 any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable income or loss;

(b)                                 any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such taxable income or loss;

(c)                                  in the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Gross Asset Value of the asset) or loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)                                 gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)                                  in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, with respect to a Company asset having a Gross Asset Value that differs from its adjusted basis for tax purposes, “Depreciation” with respect to such asset shall be computed by reference to the asset’s Gross Asset Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g);

(f)                                   to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of a Unitholder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss;

(g)                                  For purposes of determining Net Income and Net Loss, the allocation of depletable basis in, depletion allowances with respect to, and taxable gain or loss from the sale, exchange or other disposition of, the Company’s depletable properties provided for in Section 613A(c)(7)(D) of the Code and/or otherwise computed for federal income tax purposes shall be disregarded.  Instead, Net Income and Net Loss shall be determined by taking into account Simulated Depletion and Simulated Gain or Loss, as determined and defined in the following sentence.  For purposes of determining Simulated Depletion and Simulated Gain or Loss, (i) the Company shall determine its tax basis in its depletable properties (“Simulated Basis”) without regard to the special rules set forth in Section 613A(c)(7)(D) of the Code, (ii) the Company shall determine depletion allowances (“Simulated Depletion”) with respect to such depletable properties by using either the cost depletion method or the percentage depletion method (as determined by the Managing Member on a property by property basis), (iii) the Company shall reduce the Simulated Basis of such depletable properties by the Simulated Depletion attributable to such depletable properties, and (iv) the Company shall compute gain or loss on a sale, exchange, or other disposition of such depletable properties by subtracting Simulated Basis from the amount realized by the Company upon such disposition (“Simulated Gain or Loss”); and

(h)                                 Any Income or Loss that is allocated under Section 5.2 shall be excluded for purposes of computing Net Income or Net Loss.

“Notice” has the meaning set forth in Section 3.1(g)(i).

“Officers” has the meaning set forth in Section 7.1.

“Option Shares” as used herein has the meaning ascribed to it in the IPO Underwriting Agreement.

“Original Agreement” has the meaning set forth in the recitals.

“Percentage Interest” of each Member is set forth on Schedule A hereto, which may be amended from time to time and which shall be equal to a fraction (expressed as a percentage), the numerator of which is the number of Units held by such Member and the denominator of which is the number of Units held by all the Members (it being understood that if the Company hereafter issues any Equity Securities other than the Units, then this definition shall be changed pursuant to an amendment of this Agreement in accordance with the terms hereof).

“Permitted Transferee” means, with respect to any Unitholder, (a) its Affiliates (including, in the case of any Member that is an entity, any distribution by such Member to its members, partners or shareholders (the “Member’s Owners”), and any related distributions by the Member’s Owners to their respective members, partners or shareholders), and (b) in the case of an individual, any member of its Family Group.

“Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“President” has the meaning set forth in Section 7.3.

“Prior LLC Interests” has the meaning set forth in the recitals.

“Proceeding” means any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) involving an Indemnitee, by reason of the fact that the Indemnitee is or was an Officer, or is or was serving at the request of the Company as a manager, director, officer, employee, fiduciary or agent of another limited liability company or of a corporation partnership, joint venture, trust or other enterprise.

“Quarterly Estimated Tax Periods” means the two, three, and four calendar month periods with respect to which Federal quarterly estimated tax payments are made. The first such period begins on January 1 and ends on March 31. The second such period begins on April 1 and ends on May 31. The third such period begins on June 1 and ends on August 31. The fourth such period begins on September 1 and ends on December 31.

“Regulations” means the regulations, including temporary regulations, promulgated by the United States Treasury Department under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 5.2(g).

“Restated LLC Agreement” has the meaning set forth in the recitals.

“Second Restated LLC Agreement” has the meaning set forth in the recitals.

“Secretary” has the meaning set forth in Section 7.6.

“Securities Act” means the United States Securities Act of 1933 and applicable rules and regulations thereunder.  Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Simulated Basis” has the meaning set forth in clause (g) of the definition of “Net Income” and “Net Loss.”

“Simulated Depletion” has the meaning set forth in clause (g) of the definition of “Net Income” and “Net Loss.”

“Simulated Gain or Loss” has the meaning set forth in clause (g) of the definition of “Net Income” and “Net Loss.”

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing member, general partner or analogous controlling Person of such limited liability company, partnership, association or other business entity.  For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” means any Person that has been admitted to the Company as a Member pursuant to Section 9.2 by virtue of such Person receiving all or a portion of a Membership Interest from a Member or its Assignee and not from the Company.

“Successor in Interest” means any (a) trustee, custodian, receiver or other Person acting in any Bankruptcy or reorganization proceeding with respect to, (b) assignee for the benefit of the creditors of, (c) trustee or receiver, or current or former officer, director or partner, or other fiduciary acting for or with respect to the dissolution, liquidation or termination of, or (d) other Transferee, executor, administrator, committee, legal representative or other successor or assign of, any Unitholder, whether by operation of law or otherwise (including any Person acquiring (whether by merger, consolidation, sale, exchange or otherwise) all or substantially all of the assets or Equity Securities of the Company and its Subsidiaries).

“Tax Distribution” has the meaning set forth in Section 10.7.

“Tax Matters Member” has the meaning set forth in Section 6231 of the Code.

“Tax Receivable Agreement” means the Tax Receivable Agreement dated on or about the date hereof between JEI, the Company and the current Members.

“Transaction Documents” means, collectively, this Agreement, the Exchange Agreement and the Tax Receivable Agreement.

“Transfer” means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law).  The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Unit” has the meaning set forth in Section 3.1(a).

“Unitholder” means a Member or Assignee that holds an Economic Interest in any of the Units.

“Vice President” has the meaning set forth in Section 7.5.

1.2                               Interpretative Matters.   In this Agreement, unless otherwise specified or where the context otherwise requires:

(a)                                 the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(b)                                 words importing any gender shall include other genders;

(c)                                  words importing the singular only shall include the plural and vice versa;

(d)                                 the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

(e)                                  the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

(f)                                   references to “Articles,” “Exhibits,” “Sections” or “Schedules” shall be to Articles, Exhibits, Sections or Schedules of or to this Agreement;

(g)                                  references to any Person include the successors and permitted assigns of such Person;

(h)                                 the use of the words “or,” “either” and “any” shall not be exclusive;

(i)                                     wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict;

(j)                                    references to “$” or “dollars” means the lawful currency of the United States of America;

(k)                                 references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

(l)                                     the parties hereto have participated jointly in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

ARTICLE II
ORGANIZATIONAL MATTERS

2.1             Formation of the Company.  The Company was formed on December 16, 2009 as a Delaware limited liability company pursuant to the provisions of the Act.

2.2             Third Amended and Restated Limited Liability Company Agreement.  The Members agree to continue the Company as a limited liability company under the Act, upon the terms and subject to the conditions set forth in this Agreement.  This Agreement shall amend and restate the terms and conditions of the Second Restated LLC Agreement in order to give effect to the IPO Transactions.  During the term of the Company set forth in Section 2.6, the rights, powers, duties, obligations and liabilities of the Unitholders shall be determined pursuant to the Act and this Agreement.  To the extent that the rights, powers, duties, obligations and liabilities of any Unitholders are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

2.3             Name.  The name of the Company shall be “Jones Energy Holdings, LLC.”  The Managing Member may change the name of the Company at any time and from time to time.  Prompt notification of any such change shall be given to all Members.  The Company’s business may be conducted under its name or any other name or names deemed advisable by the Managing Member.

2.4             Purpose; Powers.

(a)                                 General Powers.  The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act.  The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing.  Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

(b)                                 Company Action.  Subject to the provisions of this Agreement and except as prohibited by applicable law, (i) the Company may, with the approval of the Managing Member, enter into and perform any and all documents, agreements and instruments, all without any further act, vote or approval of any Member, and (ii) the Managing Member may authorize any Person (including any Member or Officer) to enter into and perform any document, agreement or instrument on behalf of the Company.

2.5             Principal Office; Registered Office.  The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Managing Member may designate from time to time in the manner provided by law.  The initial principal office of the Company shall be located at 807 Las Cimas Parkway, Suite 350, Austin, Texas, 78746, and may be any such other place as the Managing Member may from time to time designate, which need not be in the State of Delaware, and the Company shall maintain records at such place.  The Company may maintain offices at such other place or places as the Managing Member deems advisable.  Prompt notice of any change in the principal office shall be given to all Members.

2.6             Term.  The term of the Company commenced on December 16, 2009, by filing the Certificate of Formation with the office of the Secretary of State of the State of Delaware and shall continue in existence perpetually until termination or dissolution in accordance with the provisions of Article X.

2.7             Foreign Qualification.  The Company shall comply, to the extent procedures are available and those matters are reasonably within the control of the Officers, with all requirements necessary to qualify the Company as a foreign limited liability company in each jurisdiction where its assets or operations require it to be so qualified.

2.8             No State Law Partnership.  The Unitholders intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Unitholder or Officer shall be a partner or joint venturer of any other Unitholder or Officer by virtue of this Agreement, for any purposes other than as is set forth in the last sentence of this Section 2.8, and this Agreement shall not be construed to the contrary.  The Unitholders intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and each Unitholder and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

ARTICLE III

CAPITALIZATION; ADMISSION OF MEMBERS; CAPITAL ACCOUNTS

3.1             Capitalization.

(a)                                 Units; Capitalization.  Each Member’s interest in the Company, including such Member’s interest, if any, in the capital, income, gains, losses, deductions and expenses of the Company shall be represented by units of limited liability company interest (each a “Unit”).  As of the Effective Time, the Company shall have one authorized class of Units.  All Units shall have identical rights and privileges in all respects.  The Company shall have the authority to issue an unlimited number of Units. The ownership by a Unitholder of Units shall invest such Unitholder with the Economic Interest therein (except to the extent Transferred to an Assignee).  For purposes of this Agreement, Units held by the Company or any of its Subsidiaries shall be deemed not to be outstanding.  The Company may issue fractional Units, and all Units shall be rounded to the fourth decimal place.

(b)                                 Issuance of Units in IPO Transactions.  At the Effective Time, all of the Prior LLC Interests held by each Member immediately prior to the Effective Time will be automatically exchanged for the number of Units of the Company set forth opposite each Member’s name in Schedule A.  Immediately after the IPO, JEI will contribute the net proceeds thereof to the Company in exchange for 14,000,000 Units, and, if and to the extent the IPO Underwriters exercise their option to purchase Option Shares (as defined below) pursuant to the terms of the IPO Underwriting Agreement, JEI will issue additional shares of Class A Common Stock and use the net proceeds thereof to purchase an equal number of Units from the Company.

(c)                                  Distribution of Class B Common Stock.  Immediately after the Company exchanges its shares of common stock of JEI for shares of Class B Common Stock pursuant to the IPO, the Company shall distribute such shares of the Class B Common Stock to the Members (other than JEI) on a pro rata basis in accordance with the number of Units owned by each such Member.

(d)                                 Issuance of Additional Units.  The Managing Member shall have the right to cause the Company to issue and/or create and issue at any time after the date hereof, and for such amount and form of consideration as the Managing Member may determine, additional Units or other Equity Securities of the Company (including creating classes or series thereof having such powers, designations, preferences and rights as may be determined by the Managing Member), subject to Section 11.3. The Managing Member shall have the power to make such amendments to this Agreement in order to provide for such powers, designations, preferences and rights as the Managing Member in its discretion deems necessary or appropriate to give effect to such additional authorization or issuance in accordance with the provisions of this Section 3.1(d) and Section 11.3.

(i)                                     If, following the IPO, JEI issues shares of Class A Common Stock (other than an issuance of the type covered by Section 3.1(d)(ii)), JEI shall promptly contribute to the Company all the net proceeds (if any) received by JEI with respect to such Class A Common Stock. Upon the contribution by JEI to the Company of all of such net proceeds (if any) so received by JEI, the Managing Member shall cause the Company to issue a number of Units equal to the number of shares of Class A Common Stock issued, registered in the name of JEI, such that, at all times, the number of Units held by JEI equals the number of outstanding shares of Class A Common Stock.

(ii)                                  At any time JEI issues one or more shares of Class A Common Stock in connection with an equity incentive program, whether such share or shares are issued upon exercise (including cashless exercise) of an option, settlement of a restricted stock unit, as restricted stock or otherwise, the Managing Member shall cause the Company to issue an equal number of Units, registered in the name of JEI; provided that JEI shall be required to contribute all (but not less than all) the net proceeds (if any) received by JEI from or otherwise in connection with such issuance of one or more shares of Class A Common Stock, including the exercise price of any option exercised, to the Company. If any such shares of Class A Common Stock so issued by JEI in connection with an equity incentive program are subject to vesting or forfeiture provisions, then the Units that are issued by the Company to JEI in connection therewith in accordance with the preceding provisions of this Section 3.1(d)(ii) shall be subject to vesting or forfeiture on the same basis; if any of such shares of Class A Common Stock vest or are forfeited, then an equal number of Units issued by the Company in accordance with the preceding provisions of this Section 3.1(d)(ii) shall automatically vest or be forfeited. Any cash or property held by either JEI or the Company or on either’s behalf in respect of dividends paid on restricted Class A Common Stock that fail to vest shall be returned to the Company upon the forfeiture of such restricted Class A Common Stock.

(iii)                               For purposes of this Section 3.1(d), “net proceeds” means gross proceeds to JEI from the issuance of Class A Common Stock or other securities less all bona fide out-of-pocket expenses of JEI, the Company and their respective Subsidiaries in connection with such issuance.

(e)                                  Repurchase or Redemption of Class A Common Stock.  If, at any time, any shares of Class A Common Stock are repurchased or redeemed (whether by exercise of a put or call, pursuant to an open market purchase, automatically or by means of another arrangement) by JEI for cash and subsequently cancelled, then the Managing Member shall cause the Company, immediately prior to such repurchase or redemption of Class A Common Stock, to redeem an equal number of Units held by JEI, at an aggregate redemption price equal to the aggregate purchase or redemption price of the Class A Common Stock being repurchased or redeemed by JEI (plus any expenses related thereto) and upon such other terms as are the same for the Class A Common Stock being repurchased or redeemed by JEI.

(f)                                   Changes in Class A Common Stock.  Any subdivision (by stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of Class A Common Stock shall be accompanied by an identical subdivision or combination, as applicable, of Units.

(g)                                  Safe Harbor Election.

(i)                                     By executing this Agreement, each Member authorizes and directs the Company to elect to have the “safe harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the “Notice”) apply to any interest in the Company transferred to a service provider by the Company on or after the effective date of such Revenue Procedure in connection with services provided to the Company.  For purposes of making such safe harbor election, the Tax Matters Member is hereby designated as the “partner who has responsibility for federal income tax reporting” by the Company and, accordingly, for execution of a “safe harbor election” in accordance with Section 3.03(1) of the Notice.  The Company and each Member hereby agree to comply with all requirements of the safe harbor described in the Notice, including the requirement that each Member shall prepare and file all federal income tax returns reporting the income tax effects of each safe harbor partnership interest issued by the Company in a manner consistent with the requirements of the Notice.

(ii)                                  Each Member authorizes the Tax Matters Member to amend Section 3.1(g) of this Agreement to the extent necessary to achieve substantially the same tax treatment with respect to any interest in the Company transferred to a service provider by the Company in connection with services provided to the Company as set forth in Section 4 of the Notice (e.g., to reflect changes from the rules set forth in the Notice in subsequent Internal Revenue Service or Treasury Department guidance); provided that such amendment is not materially adverse to any Member (as compared with the after-tax consequences that would result if the provisions of the Notice applied to all interests in the Company transferred to a service provider by the Company in connection with services provided to the Company).

3.2             Admission of Members; Additional Members.

(a)                                 Schedule of Members.  The Company shall maintain and keep at its principal executive office a schedule of Members (attached hereto as Schedule A) on which it shall set forth the names and address of each Member, the aggregate number of Units of each class and the aggregate amount of cash Capital Contributions that have been made by such Member at any time, as applicable, and the Fair Market Value of any property other than cash contributed by such Member with respect to the Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject).

(b)                                 Addition or Withdrawal of Members.  The Managing Member shall cause Schedule A to be amended from time to time to reflect the admission of any Additional Member, the withdrawal or termination of any Member, receipt by the Company of notice of any change of address of a Member or the occurrence of any other event requiring amendment of Schedule A.

3.3             Capital Accounts.

(a)                                 The Company shall maintain a separate capital account for each Unitholder according to the rules of Regulations Section 1.704-1(b)(2)(iv) (each a “Capital Account”).  The Capital Account of each Unitholder shall be credited initially with an amount equal to such Unitholder’s cash contributions and the initial Gross Asset Value of property contributed to the Company by the Unitholder (net of any liabilities securing such contributed property that the Company is considered to assume or take subject to).

(b)                                 The Capital Account of each Unitholder shall (i) be credited with all Income and Net Income allocated to such Unitholder pursuant to Section 5.1 and Section 5.2, and with the amount of cash and the initial Gross Asset Value of property subsequently contributed to the Company by the Unitholder (net of any liabilities securing such contributed property that the Company is considered to assume or take subject to) following the Effective Date, and (ii) be debited with all Loss and Net Loss allocated to such Unitholder pursuant to Section 5.1 and Section 5.2, and with the amount of cash and the Gross Asset Value of any property (net of liabilities assumed by such Unitholder and liabilities to which such property is subject) distributed by the Company to such Unitholder.

(c)                                  The Company may, upon the occurrence of the events specified in Regulations Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts of the Unitholders in accordance with the rules of such Regulations and Regulations Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property.

3.4             Negative Capital Accounts.  No Unitholder shall be required to pay to any other Unitholder or the Company any deficit or negative balance that may exist from time to time in such Unitholder’s Capital Account (including upon and after dissolution of the Company).

3.5             No Withdrawal.  No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any Distribution from the Company, except as expressly provided herein.

3.6             Loans From Unitholders.  Loans by Unitholders to the Company shall not be considered Capital Contributions.  If any Unitholder shall loan funds to the Company, then the making of such loans shall not result in any increase in the Capital Account balance of such Unitholder.  The amount of any such loans shall be a debt of the Company to such Unitholder and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

3.7             No Right of Partition.  No Unitholder shall have the right to seek or obtain partition by court decree or operation of law of any property of the Company or any of its Subsidiaries or the right to own or use particular or individual assets of the Company or any of its Subsidiaries, or, except as expressly contemplated by this Agreement, be entitled to Distributions of specific assets of the Company or any of its Subsidiaries.

3.8             Non-Certification of Units; Legend; Units Are Securities

(a)                                 Units shall be issued in non-certificated form; provided that the Managing Member may cause the Company to issue certificates to a Unitholder representing the Units held by such Unitholder.  If any Unit certificate is issued, then such certificate shall bear a legend substantially in the following form:

This certificate evidences Units representing an interest in Jones Energy Holdings, LLC and shall be a security within the meaning of Article 8 of the Uniform Commercial Code.

The interest in Jones Energy Holdings, LLC represented by this certificate is subject to restrictions on transfer set forth in that certain Third Amended and Restated Limited Liability Company Agreement of Jones Energy Holdings, LLC, dated as of July 26, 2013, by and among Jones Energy Holdings, LLC and each of the members from time to time party thereto, as the same may be amended from time to time.

(b)                                 The Company hereby irrevocably elects that all Units will be deemed to be “securities” within the meaning of Section 8-102(a)(15) and as provided by Section 8-103(c) of the Uniform Commercial Code as in effect from time to time in the State of Delaware or analogous provisions in the Uniform Commercial Code in effect in any other jurisdiction.

ARTICLE IV

DISTRIBUTIONS

4.1             Distributions.  To the extent permitted by Applicable Law and hereunder, distributions to Members may be declared by the Managing Member out of funds legally available therefor in such amounts and on such terms (including the payment dates of such distributions) as the Managing Member shall determine using such record date as the Managing Member may designate; such distribution shall be made to the Members as of the close of business on such record date on a pro rata basis (except that repurchases or redemptions made in accordance with Section 3.1(e) or payments made in accordance with Section 7.10 need not be on a pro rata basis); in accordance with the number of Units owned by each Member as of the close of business on such record date; provided, however, that the Managing Member shall have the obligation to make distributions as set forth in Sections 3.1(e), 4.4 and 7.10; and provided further that, notwithstanding any other provision herein to the contrary, no distributions shall be made to any Member to the extent such distribution would render the Company insolvent. For purposes of the foregoing sentence, insolvency means the inability of the Company to meet its payment obligations when due. Promptly following the designation of a record date and the declaration of a distribution pursuant to this Section 4.1, the Managing Member shall give notice to each Member of the record date, the amount and the terms of the distribution and the payment date thereof.

4.2             Successors.  For purposes of determining the amount of Distributions, each Unitholder shall be treated as having made the Capital Contributions and as having received the Distributions made to or received by its predecessors in respect of any of such Unitholder’s Units.

4.3             Distributions In-Kind.  To the extent that the Company distributes property in-kind to the Unitholders, the Company shall be treated as making a Distribution equal to the Fair Market Value of such property for purposes of Section 4.1 and such property shall be treated as if it were sold for an amount equal to its Fair Market Value.  Any resulting gain or loss shall be allocated to the Unitholders’ Capital Accounts in accordance with Section 5.1 and Section 5.2.

4.4             Tax-Related Distributions.

(a)                                 Subject to the Act and to any restrictions contained in any agreement to which the Company is bound and notwithstanding the provisions of Section 4.1, no later than the tenth day following the end of the Quarterly Estimated Tax Period in the case of the first three Quarterly Estimated Tax Periods of each calendar year, and no later than twenty days prior to the end of the Quarterly Estimated Tax Period in the case of the last Quarterly Estimated Tax Period of each calendar year, the Company shall, to the extent that the Company has cash available therefor, make a Distribution in cash (each, a “Tax Distribution”) among the Unitholders, on a pro rata basis in accordance with the number of Units owned by each Unitholder, in an amount equal to the excess of (a) the product of (i) the taxable income of the Company attributable to such Quarterly Estimated Tax Period and all prior Quarterly Estimated Tax Periods in such calendar year, based upon information available to the Company and adjusted to take into account good faith projections by the Company of taxable income or loss for the remainder of the calendar year, multiplied by (ii) the Assumed Tax Rate, over (b) distributions made by the Company pursuant to this Section 4.4(a) with respect to such calendar year; provided, however, that if the Tax Distributions made during a calendar year are less than the product of (x) the actual taxable income of the Company for the calendar year (calculated as described in the last sentence of this Section 4.4(a)) multiplied by (y) the Assumed Tax Rate, the Company shall, to the extent of available cash and borrowings of the Company, make a “true up” Tax Distribution with respect to such calendar year equal to such difference no later than March 15 of the following year.  For purposes of clauses (a)(i) and (x) above, the taxable income of the Company shall be determined by disregarding any adjustment to the taxable income of any Member that arises under Section 743(b) of the Code and is attributable to the acquisition by such Member of an interest in the Company in a transaction described in Section 743(a) of the Code.

(b)                                 If the cumulative amount of actual federal, state and local income tax liabilities payable by JEI, plus the cumulative amount of payments made by JEI under the Tax Receivable Agreement, through the end of any particular Quarterly Estimated Tax Period or calendar year exceeds the sum of the cumulative amount of Tax Distributions, distributions under Section 4.1 and JEI Excess Tax Distributions (as defined below) made to JEI through the end of such Quarterly Estimated Tax Period or calendar year, the Managing Member shall, to the extent permitted by Applicable Law, but subject to the Act and any restrictions contained in any agreement to which the Company is bound, make additional tax distributions to JEI in an amount equal to such excess (a “JEI Excess Tax Distribution”).  Any such JEI Excess Tax Distribution shall be treated as an advance against and, thus, shall reduce (without duplication), any future distributions that would otherwise be made to JEI pursuant to Sections 4.1 and 4.4(a).

(c)                                  The Managing Member shall, to the extent permitted by Applicable Law, but subject to the Act and any restrictions contained in any agreement to which the Company is bound, make distributions to the Members, pro rata in proportion to the number of Units owned by each Member, in such amounts as shall (when combined with the distributions made to JEI pursuant to Sections 4.1 and 4.4(a)) enable JEI to meet its obligations pursuant to the Tax Receivable Agreement.

ARTICLE V

ALLOCATIONS

5.1             Allocations.  Except as otherwise provided in Section 5.2, Net Income and Net Loss (and, if necessary in the Fiscal Year in which the Company commences liquidation and all subsequent Fiscal Years, individual items of Income and Loss) shall be allocated annually (and at such other times as the Managing Member determines) to the Unitholders in such manner that the Capital Account balance of each Unitholder shall, to the greatest extent possible, be equal to the amount, positive or negative, that would be distributed to such Unitholder (in the case of a positive amount) or for which such Unitholder would be liable to the Company under this Agreement (in the case of a negative amount), if (a) the Company were to sell the assets of the Company for their Gross Asset Values, (b) all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Values of the assets securing such liability), (c) the Company were to distribute the proceeds of sale pursuant to Section 4.1 and (d) the Company were to dissolve pursuant to Article X, minus such Unitholder’s share of Company Minimum Gain or Member Minimum Gain, computed immediately prior to the hypothetical sale of assets.

5.2             Special Allocations.

(a)                                 Loss attributable to Member Nonrecourse Debt shall be allocated in the manner required by Regulations Section 1.704-2(i).  If there is a net decrease during a taxable year in Member Minimum Gain, Income for such taxable year (and, if necessary, for subsequent taxable years) shall be allocated to the Unitholders in the amounts and of such character as is determined according to Regulations Section 1.704-2(i)(4).  This Section 5.2(a) is intended to be a “partner nonrecourse debt minimum gain chargeback” provision that complies with the requirements of Regulations Section 1.704-2(i)(4), and shall be interpreted in a manner consistent therewith.

(b)                                 Except as otherwise provided in Section 5.2(a), if there is a net decrease in Company Minimum Gain during any taxable year, each Unitholder shall be allocated Income for such taxable year (and, if necessary, for subsequent taxable years) in the amounts and of such character as is determined according to Regulations Section 1.704-2(f).  This Section 5.2(b) is intended to be a “minimum gain chargeback” provision that complies with the requirements of Regulations Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c)                                  If any Unitholder that unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) has an Adjusted Capital Account Deficit as of the end of any taxable year, computed after the application of Section 5.2(a) and Section 5.2(b) but before the application of any other provision of Section 5.1, Section 5.2 and Section 5.3, then Income for such taxable year shall be allocated to such Unitholder in proportion to, and to the extent of, such Adjusted Capital Account Deficit.  This Section 5.2(c) is intended to be a “qualified income offset” provision as described in Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d)                                 “Nonrecourse deductions” (as defined in Treasury Regulations §§ 1.704-2(b)(l) and (c)) shall be allocated among the Unitholders pro rata in accordance with the number of Units owned by each of them.

(e)                                  No Loss or Net Loss shall be allocated to a Unitholder to the extent such allocation would cause or increase an Adjusted Capital Account Deficit for such Unitholder.  Instead, such Loss or Net Loss shall be allocated among the other Unitholders in the same ratios that such other Unitholders are allocated Net Loss for such year under Section 5.1.

(f)                                   Income and Loss described in clause (d) of the definition of Gross Asset Value shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Regulations Section 1.704-1(b)(2)(iv)(m).

(g)                                  The allocations set forth in Section 5.2(a) through Section 5.2(f) inclusive (the “Regulatory Allocations”) are intended to comply with certain requirements of Section 1.704-1(b) and 1.704-2 of the Regulations.  The Regulatory Allocations may not be consistent with the manner in which the Unitholders intend to allocate Income and Loss of the Company or to make Distributions.  Accordingly, notwithstanding the other provisions of Section 5.1, Section 5.2 and Section 5.3, but subject to the Regulatory Allocations, items of Income and Loss of the Company shall be allocated among the Unitholders so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Account balances of the Unitholders to be in the amounts (or as close thereto as possible) they would have been if Income and Loss had been allocated without reference to the Regulatory Allocations.  In general, the Unitholders anticipate that this shall be accomplished by specially allocating other Income and Loss among the Unitholders so that the net amount of Regulatory Allocations and such special allocations to each such Unitholder is zero.

(h)                                 In the case of a sale or other disposition of depletable property, the portion of the amount realized on such sale or other disposition that does not exceed the Company’s Simulated Basis in the depletable property shall be allocated among the Unitholders in the same ratios that the aggregate adjusted tax basis of the property was allocated under the last sentence of Section 5.3(f).  The portion of the amount realized on the sale or other disposition of each such depletable property that exceeds the Company’s Simulated Basis in the property shall be allocated among the Unitholders in the same manner that Net Income (i.e., Simulated Gain) is allocated pursuant to Section 5.1.

5.3             Tax Allocations.

(a)                                 The income, gains, losses and deductions of the Company shall be allocated for federal, state and local income tax purposes among the Unitholders in accordance with the allocation of such income, gains, losses and deductions among the Unitholders for purposes of computing their Capital Accounts; except that if any such allocation is not permitted by the Code or other applicable law, then the Company’s subsequent income, gains, losses and deductions for tax purposes shall be allocated among the Unitholders so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b)                                 Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company prior to the Effective Time shall be allocated among the Unitholders in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Gross Asset Value using the traditional method described in Regulations Section 1.704-3(c); provided, that the Company shall use the traditional method with curative allocations described in Regulations Section 1.704-3(c) with respect to some or all of the Company’s properties to the extent possible to maximize the allocation of Jones Built-in Gain to JEDF (including through the allocation of depletable basis and deductions to Metalmark) without allocating an overall tax loss to Metalmark (and the Company shall use the traditional method described in Treasury Regulation Section 1.704-3(b) with respect to any Company property for which the traditional with curative allocations method is not utilized under the foregoing provisions).  It is the intent of the parties to maximize, within permissible allocation schemes, the tax burden of the Jones Built-in Gain allocable to JEDF without increasing the aggregate amount of tax distributions to be made by the Company.  Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company after the Effective Time shall be allocated among the Unitholders in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Gross Asset Value using such method or methods described in Regulations Section 1.704-3 as are selected by the Managing Member.

(c)                                  If the Gross Asset Value of any Company asset is adjusted pursuant to the requirements of Regulations Section 1.704-1(b)(2)(iv)(e) or (f), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c).  If the Gross Asset Value of any Company assets is adjusted on or after the Effective Time pursuant to the requirements of Regulations Section 1.704-1(b)(2)(iv)(e) or (f), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value using the traditional method with curative allocations described in Regulations Section 1.704 3(c), but limited to curative allocations of gain from the sale or other disposition of each such asset (and, for the avoidance of doubt, with no curative allocations for depreciation, amortization, or depletion with respect to each such asset).

(d)                                 Tax credits, tax credit recapture and any items related thereto shall be allocated to the Unitholders according to their interests in such items as reasonably determined by the Managing Member taking into account the principles of Regulations Sections 1.704-1(b)(4)(ii) and 1.704-1T(b)(4)(xi).

(e)                                  Depreciation, depletion, intangible drilling cost, and amortization recapture amounts under Sections 1245, 1250 or 1254 of the Code, if any, resulting from any sale or disposition of tangible or intangible depreciable, depletable, or amortizable property shall be allocated to the Unitholders in the same proportions that the depreciation, depletion, intangible drilling cost, or amortization being recaptured was allocated.

(f)                                   Cost and percentage depletion deductions with respect to, and any gain or loss on the sale or other disposition of, any property the production from which is or would be (in the case of nonproducing properties) subject to depletion shall be determined in a manner that is consistent with Section 613A(c)(7)(D) of the Code.  For purposes of making such determination, the Company’s adjusted tax basis in each depletable property shall be allocated under Section 613A(c)(7)(D) of the Code among the Unitholders in proportion to the number of Units held by each of them.

(g)                                  Allocations pursuant to this Section 5.3 are solely for the purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unitholder’s Capital Account or share of Income, Loss, Distributions or other Company items pursuant to any provision of this Agreement.

5.4             Unitholders’ Tax Reporting.  The Unitholders acknowledge and are aware of the income tax consequences of the allocations made pursuant to this Article V and, except as may otherwise be required by applicable law or regulatory requirements, hereby agree to be bound by the provisions of this Article V in reporting their shares of Company income, gain, loss, deduction and credit for federal, state and local income tax purposes.

5.5             Indemnification and Reimbursement for Payments on Behalf of a Unitholder.  If the Company is required by applicable law to make any payment to a Governmental Entity that is specifically attributable to a Unitholder or a Unitholder’s status as such (including federal withholding taxes, state or local personal property taxes and state or local unincorporated business taxes), then such Unitholder shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses).  The Managing Member may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 5.5.  A Unitholder’s obligation to indemnify the Company under this Section 5.5 shall survive termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 5.5, the Company shall be treated as continuing in existence.  The Company may pursue and enforce all rights and remedies it may have against each Unitholder under this Section 5.5, including instituting a lawsuit to collect such indemnification, with interest calculated at a rate equal to 10 percentage points per annum (but not in excess of the highest rate per annum permitted by applicable law).

ARTICLE VI
RIGHTS AND DUTIES OF MEMBERS

6.1             Management.

(a)                                 Management of the Company.  The business and affairs of the Company shall be managed by the Managing Member consistent with this Agreement, the Exchange Agreement and the JEI Amended and Restated Certificate of Incorporation dated on or about the date hereof (the “JEI Certificate”).  Subject to the express limitations contained in any provision of this Agreement, including Section 6.5 and the requirement to conduct the affairs and business of the Company in accordance with the terms of the Exchange Agreement, the Managing Member shall have complete and absolute control of the affairs and business of the Company, and shall possess all powers necessary, convenient or appropriate to carrying out the purposes and business of the Company, including, without limitation, doing all things and taking all actions necessary to carry out the terms and provisions of this Agreement.  Subject to the rights and powers of the Managing Member and the limitations thereon contained herein and in the Exchange Agreement, the Managing Member may delegate to any person any or all of its powers, rights and obligations under this Agreement and may appoint, contract or otherwise deal with any person to perform any acts or services for the Company as the Managing Member may reasonably determine.  The Managing Member is specifically authorized to execute, sign, seal and deliver in the name of and on behalf of the Company any and all agreements, certificates, instruments or other documents requisite to carrying out the intentions and purposes of this Agreement and of the Company.

(b)                                 Necessary Approvals.  Any action taken by the Managing Member pursuant to this Agreement shall be subject to the necessary approval of the board of directors of the Managing Member as and to the extent required by this Agreement, the JEI Certificate and to the extent consistent therewith, the bylaws of JEI.  All matters material to the affairs and business of the Company shall be determined by the board of directors of the Managing Member.

(c)                                  Fiduciary Duties.

(i)                                     Subject to, and as limited by the provisions of this Agreement, the Managing Member shall owe the to the Company and the Members duties of loyalty and due care of the type owed under the laws of the State of Delaware by the board of the Managing Member to the Managing Member and the stockholders of the Managing Member.  The provisions of this Agreement, to the extent that they restrict the duties (including fiduciary duties) and liabilities of the Managing Member otherwise existing at law or in equity or by operation of the preceding sentence, are agreed by the Members to replace such duties and liabilities of the Managing Member.

(ii)                                  Except as otherwise expressly provided in this Agreement, nothing contained in this Agreement shall be deemed to constitute any Member an agent or legal representative of any other Member or to create any fiduciary relationship for any purpose whatsoever, apart from such obligations between the members of a limited liability company as may be created by the Act.  The Managing Member shall not have any authority to act for, or to assume any obligation or responsibility on behalf of, any other Member.

(iii)                               In performing its duties, the Managing Member shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company and its Subsidiaries or any facts pertinent to the existence and amount of assets from which Distributions to Unitholders might properly be paid), of the following other Persons or groups: (A) one or more Officers or employees of the Company or any of its Subsidiaries, (B) any attorney, independent accountant or other Person employed or engaged by the Company or any of its Subsidiaries, or (C) any other Person who has been selected with reasonable care by or on behalf of the Company or any of its Subsidiaries, in each case, as to matters which such relying Person reasonably believes to be within such other Person’s professional or expert competence.  The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 18-406 of the Act.

(iv)                              No individual acting on behalf of the Managing Member shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise solely by reason of acting on behalf of the Managing Member.

6.2             Liability of Unitholders

(a)                                 No Personal Liability.  Except as otherwise required by applicable law or as expressly set forth in this Agreement (including in Section 10.3), no Unitholder shall have any personal liability whatsoever in such Unitholder’s capacity as a Unitholder, whether to the Company, to any of the other Unitholders, to the creditors of the Company or to any other third Person for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise (including those arising as a Unitholder or an equityholder, an owner or a shareholder of another Person).  Each Unitholder shall be liable only to make such Unitholder’s Capital Contribution to the Company, if applicable, and the other payments provided for expressly herein.

(b)                                 Return of Distributions.  Under the Act, a Unitholder of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such Unitholder.  It is the intent of the Unitholders that no Distribution to any Unitholder pursuant to Article IV or Article X shall be deemed to constitute money or other property paid or distributed in violation of the Act, and the Unitholders agree that each such Distribution shall constitute a compromise of the Unitholders within the meaning of Section 18-502(b) of the Act, and the Unitholder receiving such Distribution shall not be required to return to any Person any such money or property, except as otherwise expressly set forth herein.  If, however, any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Unitholder is obligated to make any such payment, such obligation shall be the obligation of such Unitholder and not of the other Unitholders.

6.3             Investment Opportunities; Performance of Duties; Conflicts of Interest.

(a)                                 To the fullest extent permitted by applicable law, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to Metalmark or Wells Fargo Central Pacific Holdings, Inc., a Delaware corporation, and any of their respective affiliates and any of their respective officers, directors, agents, shareholders, members, partners, affiliates and subsidiaries (other than the Company and its subsidiaries) (each, a “Business Opportunities Exempt Party”).  The Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any Business Opportunity Exempt Party.  No Business Opportunity Exempt Party who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company shall have any duty to communicate or offer such opportunity to the Company.  No amendment or repeal of this Section 6.3 shall apply to or have any effect on the liability or alleged liability of any Business Opportunities Exempt Party for or with respect to any opportunities of which any such Business Opportunities Exempt Party becomes aware prior to such amendment or repeal.  Any Person purchasing or otherwise acquiring any interest in any shares of stock of JEI or any Units shall be deemed to have notice of and consented to the provisions of this Section 6.3.  Neither the alteration, amendment or repeal of this Section 6.3, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Section 6.3, shall eliminate or reduce the effect of this Section 6.3 in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Section 6.3, would accrue or arise, prior to such alteration, amendment, repeal or adoption. Notwithstanding the foregoing, a Business Opportunity Exempt Party who is a director or officer of the Managing Member and who is offered a business opportunity of the Managing Member reasonably determined by the party receiving the opportunity to be expressly in his or her capacity as a director or officer of the Managing Member shall be obligated to communicate and offer such business opportunity to the Managing Member and the Managing Member, and the Company do not renounce any such opportunity. Nothing this Section 6.3 shall limit the confidentiality obligations set forth in Section 11.16 or any fiduciary obligations of the directors of the Managing Member.

(b)                                 In performing its, his or her duties, each of the Members shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company and its Subsidiaries), of the following other Persons or groups: (i) one or more officers or employees of such Member or the Company or any of its Subsidiaries, (ii) any attorney, independent accountant or other Person employed or engaged by such Member or the Company or any of its Subsidiaries, or (iii) any other Person who has been selected with reasonable care by or on behalf of such Member or the Company or any of its Subsidiaries, in each case, as to matters which such relying Person reasonably believes to be within such other Person’s professional or expert competence.  The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 18-406 of the Act.

6.4             Meetings.  No meetings of the Members are required to be held.

6.5             Actions Requiring Member Approval.  The prior written consent of the Managing Member and Members holding a majority of the Units (other than those held by the Managing Member) shall be required for the following:

(a)                                 any amendment to the Certificate; and

(b)                                 any amendment to this Agreement.

ARTICLE VII

OFFICERS

7.1             Officers.  The Company shall have individuals as officers (the “Officers”), which may include a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents and a Secretary, and unless determined otherwise by the Managing Member or the Chief Executive Officer, each other officer of the Managing Member shall also be an officer of the Company, with the same title. All officers shall be appointed by the Managing Member (or by the Chief Executive Officer to the extent the Managing Member delegates such authority to the Chief Executive Officer) and shall hold office until their successors are appointed by the Managing Member (or by the Chief Executive Officer to the extent the Managing Member delegates such authority to the Chief Executive Officer). Two or more offices may be held by the same individual. The officers of the Company may be removed by the Managing Member (or by the Chief Executive Officer to the extent the Managing Member delegates such authority to the

Chief Executive Officer) at any time for any reason or no reason.  Any Officer may resign his or her office at any time.  The Managing Member may appoint such other officers and agents as it may deem necessary or advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Managing Member.

7.2             Chief Executive Officer.  The Chief Executive Officer of the Company (the “Chief Executive Officer”) shall perform such duties as may be assigned to him or her from time to time by the Managing Member.  Subject to the direction of the Managing Member, he or she shall perform all duties incident to the office of a president in a corporation organized under the Delaware General Corporation Law.  The Chief Executive Officer shall see that all resolutions and orders of the Managing Member are carried into effect, and in connection with the foregoing, shall be authorized to delegate to the President, Chief Financial Officer or a Vice President and the other Officers such of his or her powers and such of his or her duties as the Managing Member may deem to be advisable.

7.3             President.  The president of the Company (the “President”) shall perform such duties as may be assigned to him or her from time to time by the Managing Member or the Chief Executive Officer.  Subject to the direction of the Managing Member and the Chief Executive Officer, he or she shall have, and exercise, direct charge of, and general supervision over, the business and affairs of the Company.  He or she shall from time to time report to the Managing Member and the Chief Executive Officer all matters within his or her knowledge that the interest of the Company may require to be brought to its notice, and shall also have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the Managing Member.  In case of the absence or disability of the Chief Executive Officer, the duties of the office shall, if the Managing Member or the Chief Executive Officer has so authorized, be performed by the President.  The President shall see that all resolutions and orders of the Managing Member and all directives of the Chief Executive Officer in accordance with such resolutions and orders are carried into effect, and in connection with the foregoing, shall be authorized to delegate to the Chief Financial Officer, a Vice President and the other Officers such of his or her powers and such of his or her duties as the Managing Member may deem to be advisable.

7.4             Chief Financial Officer.  The Chief Financial Officer (the “Chief Financial Officer”) shall have the custody of the Company’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company, in such depositories as may be designated by the Managing Member or by any Officer authorized by the Managing Member to make such designation.  The Chief Financial Officer shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office and shall perform such other duties as may be specifically assigned to him or her from time to time by the Managing Member the Chief Executive Officer or, the President.  In case of the absence or disability of the Chief Executive Officer or the President, the duties of the office of Chief Executive Officer shall, if the Managing Member or the President has so authorized, be performed by the Chief Financial Officer.

7.5             Vice Presidents.  The Vice President of the Company (a “Vice President”), or if there be more than one, the Vice Presidents, shall perform such duties as may be assigned to them from time to time by the Managing Member or as may be designated by the Chief Executive Officer or the President. The Managing Member, the Chief Executive Officer and the President

may, from time to time, designate any number of Vice Presidents as “Senior Vice Presidents,” and that certain Vice Presidents report to such Senior Vice Presidents.

7.6             Secretary.  The secretary of the Company (the “Secretary”) shall keep all documents described in Section 11.2 and such other documents as may be required under the Act.  The Secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the Chief Executive Officer or the Managing Member.  The Secretary shall have the general duties, powers and responsibilities of a secretary of a corporation.

7.7             Further Delegation of Authority.  The Managing Member may, from time to time delegate to any Person (including any Member or Officer) such authority and powers to act on behalf of the Company as it shall deem advisable in its discretion.  Any delegation pursuant to this Section 7.7 may be revoked at any time and for any reason or no reason by the Managing Member.

7.8             Fiduciary Duties.  Subject to, and as limited by the provisions of this Agreement, the Officers, in the performance of their duties as such, shall owe to the Company and the Members duties of loyalty and due care of the type owed under the laws of the State of Delaware by the officers of the Managing Member to the Managing Member and the stockholders of the Managing Member.  The provisions of this Agreement, to the extent that they restrict the duties (including fiduciary duties) and liabilities of an Officer otherwise existing at law or in equity or by operation of the preceding sentence, are agreed by the Members to replace such duties and liabilities of such Officer.

7.9             Performance of Duties; Liability of Officers.  In performing his or her duties, each of the Officers shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company and its Subsidiaries or any facts pertinent to the existence and amount of assets from which Distributions to Unitholders might properly be paid), of the following other Persons or groups: (a) one or more Officers or employees of the Company or any of its Subsidiaries, (b) any attorney, independent accountant or other Person employed or engaged by the Company or any of its Subsidiaries, or (c) any other Person who has been selected with reasonable care by or on behalf of the Company or any of its Subsidiaries, in each case, as to matters which such relying Person reasonably believes to be within such other Person’s professional or expert competence.  The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 18-406 of the Act.  No individual who is an Officer shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise solely by reason of being an Officer.

7.10      Indemnification.

(a)                                 Indemnification.  The Company shall indemnify and advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or executive officer of the Company or the Managing Member or, while a director or executive officer of the Company or the Managing Member, is or was serving at the request of the Company or the Managing Member as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the Act; provided that the foregoing shall not require the Company to indemnify or advance expenses to any person in connection with any action, suit, proceeding or claim initiated by or on behalf of such person or any counterclaim against the Company or the Managing Member initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person.  Neither amendment nor repeal of this Section 7.10 nor the adoption of any provision of this Agreement inconsistent with this Section 7.10, nor, to the fullest extent permitted by the Act, any modification of law, shall eliminate, reduce or otherwise adversely affect any right or protection of any person granted pursuant hereto in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 7.10, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

(b)                                 Rights Non-Exclusive.  The rights to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 7.10, shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Agreement, any other agreement, any vote of Members or otherwise.

(c)                                  Indemnification Agreements and Insurance.  The Company may enter into agreements with the Managing Member or any Officer to provide for indemnification consistent with the terms and conditions set forth in this Section 7.10.  Unless otherwise agreed by the Managing Member, the Company shall maintain insurance, at its expense, on its own behalf and on behalf of the Indemnitees against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Company would have the power to indemnify such person against such liability under this Section 7.10.

(d)                                 Expenses.  Expenses incurred by an Indemnitee in defending a Proceeding shall be paid by the Company in advance of such Proceeding’s final disposition upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.  Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Managing Member deems appropriate.  The indemnification and advancement of expenses set forth in this Section 7.10 shall continue as to an Indemnitee who has ceased to be a named Indemnitee and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of such a Person.

(e)                                  Employees and Agents.  Persons who are not covered by the foregoing provisions of this Section 7.10 and who are or were Members, employees or agents of the Company, or who are or were serving at the request of the Company as employees or agents of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Managing Member.

(f)                                   Contract Rights.  The provisions of this Section 7.10 shall be deemed to be a contract right between the Company and each Officer who serves in such capacity at any time while this Section 7.10 and the relevant provisions of the Act or other applicable law are in effect, and any repeal or modification of this Section 7.10 or any such law shall not affect any rights or obligations then existing with respect to any state of facts or Proceeding then existing.  The indemnification and other rights provided for in this Section 7.10 shall inure to the benefit of the heirs, executors and administrators of any Indemnitee.  Except as provided in Section 7.10 or

Section 7.10, the Company shall indemnify any such Person seeking indemnification in connection with a Proceeding initiated by such Person only if such Proceeding was authorized by the Managing Member.

(g)                                  Merger or Consolidation; Other Enterprises.  For purposes of this Section 7.10, references to “the Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its managers, directors, officers, employees or agents, so that any Person who is or was a manager, director, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 7.10 with respect to the resulting or surviving company as he or she would have with respect to such constituent company if its separate existence had continued.  For purposes of this Section 7.10, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a Person with respect to any employee benefit plan; and references to “serving at the request of the Company” shall include any service as a manager, officer, employee or agent of the Company that imposes duties on, or involves services by, such manager, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Section 7.10.

(h)                                 No Member Recourse.  Anything herein to the contrary notwithstanding, any indemnity by the Company relating to the matters covered in this Section 7.10 shall be provided out of and to the extent of Company assets only and no Member (unless such Member otherwise agrees in writing or is found in a final decision of a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company.

ARTICLE VIII

TAX MATTERS

8.1             Preparation of Tax Returns.  The Tax Matters Member shall arrange for the preparation and timely filing of all returns required to be filed by the Company.  Each Member will upon request supply to the Tax Matters Member (a) all pertinent information in its possession relating to the operations of the Company necessary to enable the Company’s returns to be prepared and filed and (b) information available to the Member regarding the amount of depletion deductions claimed by, and adjusted tax basis of, such Member (and to the extent applicable, direct and indirect owners of the Member) with respect to the depletable properties of the Company and its Subsidiaries.

8.2             Tax Elections.  The taxable year shall be the Fiscal Year unless the Managing Member shall determine otherwise in compliance with applicable laws.  The Tax Matters Member shall determine whether to make or revoke any available election pursuant to the Code.  Each Member will upon request supply any information necessary to give proper effect to such election.

8.3    Tax Controversies.  The Managing Member is hereby designated as the Tax Matters Member and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith.  Each Member agrees to cooperate reasonably with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings.  The Tax Matters Member shall keep the Members reasonably informed of the progress of any examinations, audits or other proceedings, and shall provide the Members with information on a full and timely basis.

8.4    Tax Allocations.  All matters concerning allocations for United States federal, state, and local and non-United States income tax purposes, including accounting procedures, not expressly provided for by the term of this Agreement shall be determined in good faith by the Managing Member.

8.5    Fiscal Year; Taxable Year.  Each of the Fiscal Year and the taxable year of the Company shall end on December 31 of each calendar year; provided that the taxable year of the Company shall end on a different date if necessary to comply with Section 706 of the Code.

ARTICLE IX
TRANSFER OF UNITS; SUBSTITUTE MEMBERS

9.1    Restrictions on Transfers.

(a)           Transfer Restrictions.  Other than as provided for below in this Section 9.1, no Member may sell, assign, transfer, grant a participation in, pledge, hypothecate, encumber or otherwise dispose of (such transaction being herein collectively called a “Transfer”) all or any portion of its Membership Interest except with the written consent of the Managing Member, which may be granted or withheld in its sole discretion. Without the consent of the Managing Member (but otherwise in compliance with Sections 9.1), a Member may, at any time, (a) Transfer any portion of such Member’s Membership Interest pursuant to the Exchange Agreement, or (b) Transfer any portion of such Member’s Membership Interest to a Permitted Transferee of such Member. Any purported Transfer of all or a portion of a Member’s Membership Interest not complying with this Section 9.1 shall be void ab initio and shall not create any obligation on the part of the Company or the other Members to recognize that purported Transfer or to recognize the Person to which the Transfer purportedly was made as a Member. A Person acquiring a Member’s Membership Interest pursuant to this Section 9.1 shall not be admitted as a substituted or Additional Member except in accordance with the requirements of Section 9.2, but such Person shall, to the extent of the Membership Interest transferred to it, be entitled to such Member’s (i) share of distributions, (ii) share of profits and losses, including Net Profits and Net Losses, and (iii) Capital Account in accordance with Section 3.3. Notwithstanding anything in this Section 9.1 or elsewhere in this Agreement to the contrary, if a Member Transfers all or any portion of its Membership Interest after the designation of a record date and declaration of a distribution pursuant to Section 4.1 and before the payment date of such distribution, the transferring Member (and not the Person acquiring all or any portion of its Membership Interest) shall be entitled to receive such distribution in respect of such transferred Membership Interest.

(b)           Transfer of JEI’s Interest.  JEI may not Transfer all or any portion of its Membership Interest, except with the written consent of Members other than the Managing

Member that, in the aggregate, own more than 50% of the Percentage Interests owned by all such other Members.

9.2    Recognition of Transfer; Substituted and Additional Members.

(a)           Except for transfers made pursuant to the Exchange Agreement, no direct or indirect Transfer of all or any portion of a Member’s Membership Interest may be made, and no purchaser, assignee, transferee or other recipient of all or any part of such Membership Interest shall be admitted to the Company as a substituted or Additional Member hereunder, unless:

(i)            the provisions of this Article IX, as applicable, shall have been complied with;

(ii)           in the case of a proposed Substituted or Additional Member that is (i) a competitor or potential competitor of JEI, the Company or their Subsidiaries, (ii) a Person with whom the JEI, the Company or their Subsidiaries has had or is expected to have a material commercial or financial relationship or (iii) likely to subject JEI, the Company or their Subsidiaries to any material legal or regulatory requirement or obligation, or materially increase the burden thereof, in each case as determined by the Managing Member in its sole discretion, the admission of the purchaser, assignee, transferee or other recipient as a Substituted or Additional Member shall have been approved by the Managing Member;

(iii)          the Managing Member shall have been furnished with the documents effecting such Transfer, in form and substance reasonably satisfactory to the Managing Member, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee, transferee or other recipient, and the Managing Member shall have executed (and the Managing Member hereby agrees to execute) any other documents on behalf of itself and the Members required to effect the Transfer;

(iv)          the Managing Member shall be reasonably satisfied that such Transfer will not (A) result in a violation of the Securities Act or any other applicable law; or (B) cause an assignment under the Investment Company Act;

(v)           such Transfer would not cause the Company to lose its status as a partnership for federal income tax purposes and, without limiting the generality of the foregoing, such Transfer shall not be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof,” as such terms are used in Section 1.7704-1 of the Treasury Regulations;

(vi)          the Managing Member shall have received the opinion of counsel, if any, required by Section 9.2(c) in connection with such Transfer; and

(vii)         all necessary instruments reflecting such Transfer and/or admission shall have been filed in each jurisdiction in which such filing is necessary in order to qualify the Company to conduct business or to preserve the limited liability of the Members.

(b)           Each Substituted Member and Additional Member shall be bound by all of the provisions of this Agreement. Each Substituted Member and Additional Member, as a condition to its admission as a Member, shall execute and acknowledge such instruments

(including a counterpart of this Agreement or a joinder agreement in customary form), in form and substance reasonably satisfactory to the Managing Member, as the Managing Member reasonably deems necessary or desirable to effectuate such admission and to confirm the agreement of such substituted or Additional Member to be bound by all the terms and provisions of this Agreement with respect to the Membership Interest acquired by such substituted or Additional Member. The admission of a Substituted or Additional Member shall not require the consent of any Member other than the Managing Member (if and to the extent such consent of the Managing Member is expressly required by this Article IX). As promptly as practicable after the admission of a Substituted or Additional Member, the books and records of the Company and Schedule A shall be changed to reflect such admission.

(c)           As a further condition to any Transfer of all or any part of a Member’s Membership Interest, other than Transfers pursuant to the Exchange Agreement, the Managing Member may, in its discretion, require a written opinion of counsel to the transferring Member reasonably satisfactory to the Managing Member, obtained at the sole expense of the transferring Member, reasonably satisfactory in form and substance to the Managing Member, as to such matters as are customary and appropriate in transactions of this type, including, without limitation (or, in the case of any Transfer made to a Permitted Transferee, limited to an opinion) to the effect that such Transfer will not result in a violation of the registration or other requirements of the Securities Act or any other federal or state securities laws. No such opinion, however, shall be required in connection with a Transfer made pursuant to the Exchange Agreement.

9.3    Expense of Transfer; Indemnification.  All reasonable costs and expenses incurred by the Managing Member and the Company in connection with any Transfer of a Member’s Membership Interest, including any filing and recording costs and the reasonable fees and disbursements of counsel for the Company, shall be paid by the transferring Member. In addition, the transferring Member hereby indemnifies the Managing Member and the Company against any losses, claims, damages or liabilities to which the Managing Member, the Company, or any of their Affiliates may become subject arising out of or based upon any false representation or warranty made by, or breach or failure to comply with any covenant or agreement of, such transferring Member or such transferee in connection with such Transfer.

9.4    Exchange Agreement.  In connection with any Transfer of any portion of a Member’s Membership Interest pursuant to the Exchange Agreement, the Managing Member shall cause the Company to take any action as may be required under the Exchange Agreement or requested by any party thereto to effect such Transfer promptly.

ARTICLE X
DISSOLUTION AND LIQUIDATION

10.1  Dissolution.  The Company shall not be dissolved by the admission of Additional Members or Substituted Members.  The Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

(a)           an election by the Managing Member to dissolve, wind up or liquidate the Company;

(b)           the sale, disposition or transfer of all or substantially all of the assets of the Company;

(c)           the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act; or

(d)           at any time there are no members of the Company, unless the Company is continued in accordance with the Act.

Except as otherwise set forth in this Section 10.1, the Company is intended to have perpetual existence.  An Event of Withdrawal shall not cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement.

10.2  Liquidation and Termination.

(a)           On the dissolution of the Company, the Managing Member shall act as liquidator or (in its sole discretion) may appoint one (1) or more representatives, Members or other Persons as liquidator(s).  The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act.  The costs of liquidation shall be borne as a Company expense.  Until final distribution, the liquidators shall continue to operate the Company with all of the power and authority of the Managing Member.  The steps to be accomplished by the liquidators are as follows:

(i)            the liquidators shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine); and

(ii)           after payment or provision for payment of all of the Company’s liabilities has been made in accordance with Section 10.1, all remaining assets of the Company shall be distributed in accordance with Section 4.1 (including, if applicable, the provisions of Section 4.4), after giving effect to all prior Distributions, and a final allocation of all items of income, gain, loss and expense shall be made in such a manner that, immediately before distribution of such remaining assets, the balance of each Unitholder’s Capital Account shall be equal to the respective net amounts, positive or negative, that would be distributed to such Unitholder or for which such Unitholder would be liable to the Company as provided herein and in the Act.

10.3  Complete Distribution.  The distribution to a Unitholder in accordance with the provisions of Section 4.1 constitutes a complete return to the Unitholder of its Capital Contributions and a complete distribution to the Unitholder of its interest in the Company and all the Company’s property and constitutes a compromise to which all Unitholders have consented within the meaning of the Act.

10.4  Cancellation of Certificate.  On completion of the distribution of Company assets as provided herein, the Company is terminated (and the Company shall not be terminated prior to such time), and the Managing Member (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company.  The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 10.4.

10.5  Reasonable Time for Winding Up.  A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 10.2 to minimize any losses otherwise attendant upon such winding up.

10.6  Return of Capital.  The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Unitholders (it being understood that any such return shall be made solely from Company assets).

10.7  HSR Act.  Notwithstanding any other provision in this Agreement, in the event that the Hart-Scott-Rodino Antitrust Improvements Act of l976 (the “HSR Act”) is applicable to any Unitholder by reason of the fact that any assets of the Company shall be distributed to such Unitholder in connection with the dissolution of the Company, the dissolution of the Company shall not be consummated until such time as the applicable waiting periods (and extensions thereof) under the HSR Act have expired or otherwise been terminated with respect to each such Unitholder.

ARTICLE XI
GENERAL PROVISIONS

11.1  Power of Attorney.  Each Member hereby constitutes and appoints the Managing Member and the liquidators, with full power of substitution, as his, her or its true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) this Agreement, all certificates and other instruments and all amendments thereof in accordance with the terms hereof that the Managing Member deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (b) all instruments that the Managing Member deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the Managing Member or the liquidators deem appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (d) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to Article III or Article IV.  The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the Transfer of all or any portion of his, her or its Units and shall extend to such Member’s heirs, successors, assigns and personal representatives.

11.2  Books and Records.  Any Member holding at least five (5) percent of the Units or any of their respective designated representatives, in person or by attorney or other agent, shall, upon written demand stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose any of the foregoing books or records; provided, that for purposes of this sentence, a proper purpose shall mean any purpose reasonably related to such Person’s interest as a Member.  In every instance where an attorney or other agent shall be the Person who seeks the right to inspection, the demand shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the Member.  The demand shall be directed to the Company at its registered office in the State of Delaware or at its principal place of business.

11.3  Amendments.  This Agreement may be amended, modified, or waived only by the prior written consent of the Managing Member and Members holding a majority of the Units (other than those held by the Managing Member); provided, that if any such amendment, modification or waiver would affect in any material and adverse way any Member disproportionately to any other Member similarly situated, such amendment, modification or waiver shall also require the written consent of the Members so materially and adversely affected.  Notwithstanding the foregoing, any amendment that would require any Unitholder to contribute or loan additional funds to the Company or impose personal liability upon any Unitholder shall not be effective against such Unitholder without its written consent.

11.4  Remedies.  Each Unitholder shall have all rights and remedies set forth in this Agreement and all rights and remedies that such Person has been granted at any time under any other agreement or contract and all of the rights that such Person has under any applicable law.  Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security) to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by applicable law.

11.5  Successors and Assigns.  All covenants and agreements contained in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective Successors in Interest; provided that no Person claiming by, through or under a Member (whether as such Member’s Successor in Interest or otherwise), as distinct from such Member itself, shall have any rights as, or in respect to, a Member (including the right to approve or vote on any matter or to notice thereof).

11.6  Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

11.7  Counterparts.  This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which shall be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

11.8  Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  Any dispute relating hereto shall be heard in the state or federal courts of Delaware, and the parties agree to jurisdiction and venue therein.

11.9  Addresses and Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) sent by facsimile to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if sent by facsimile before 5:00 p.m. New York time on a Business Day, and otherwise on the next Business Day, or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid).  Such notices, demands and other communications shall be sent to the address for such recipient set forth on Schedule A attached hereto, or in the Company’s books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.  Any notice to the Managing Member or the Company shall be deemed given if received by the Managing Member at the principal office of the Company designated pursuant to Section 2.5.

11.10                Creditors.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company profits, losses, Distributions, capital or property other than as a secured creditor.

11.11                Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

11.12                Further Action.  The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

11.13                Entire Agreement.  This Agreement, the other Transaction Documents, those documents expressly referred to herein and other documents dated as of the Effective Date related to the subject matter hereof embody the complete agreement and understanding among the parties hereto and supersede and preempt any prior understandings, agreements or representations by or among the parties hereto, written or oral, that may have related to the subject matter hereof in any way.

11.14                Delivery by Facsimile or Email.  This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or email with scan or facsimile attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

11.15                Survival.  Sections 5.4, 5.5, 6.2, 7.10, 8.3, 11.14, 11.15, and 11.16 shall survive and continue in full force in accordance with its terms, notwithstanding any termination of this Agreement or the dissolution of the Company.

11.16                Confidentiality.

(a)           The Company shall not, nor shall it permit any Subsidiary to, disclose any Member’s name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any Governmental Entity, without the prior written consent of such Member, which shall not be unreasonably withheld or delayed, unless such disclosure is otherwise required by applicable law or by any regulatory or self-regulatory organization having jurisdiction or by order of a court of competent jurisdiction, in which case (except with respect to disclosure that is required in connection with the filing of federal, state and local tax returns) prior to making such disclosure the Company shall give written notice to such Member describing in reasonable detail the proposed content of such disclosure and shall permit such Member to review and comment upon the form and substance of such disclosure and allow such Member to seek confidential treatment therefor.

(b)           Each Member expressly agrees to maintain, for so long as such Person is a Member and for two (2) years thereafter, the confidentiality of, and not to disclose to any Person other than the Company (and any successor of the Company or any Person acquiring (whether by merger, consolidation, sale, exchange or otherwise) all or a material portion of the assets or Equity Securities of the Company or any of its Subsidiaries), another Member or a Person designated by the Company or any of their respective financial planners, accountants, attorneys or other advisors, any information relating to the business (current or proposed), financial structure, financial position or financial results, clients or affairs of the Company or any of its Subsidiaries that shall not be generally known to the public, except (i) as otherwise required by applicable law or by any regulatory or self-regulatory organization having jurisdiction or by order of a court of competent jurisdiction, in which case (except with respect to disclosure that is required in connection with the filing of federal, state and local tax returns or by any regulatory or self-regulatory organization) prior to making such disclosure such Member shall give written notice to the Company describing in reasonable detail the proposed content of such disclosure and shall permit the Company to review and comment upon the form and substance of such disclosure and allow the Company to seek confidential treatment therefor, and (ii) in the case of any Member who is employed by the Company or any of its Subsidiaries, in the ordinary course of his or her duties to the Company or any of its Subsidiaries; provided, however, that a Member may report to its stockholders, limited partners, members or other owners, as the case may be, regarding the general status of its investment in the Company (without disclosing specific confidential information).  Notwithstanding the provisions of this Section 11.16 to the contrary, if any Unitholder desires to undertake any Transfer of its Units permitted by this Agreement, such holder may, upon the execution of a confidentiality agreement (in form reasonably acceptable to the Company’s legal counsel) by any bona fide potential Transferee, disclose to such potential Transferee information of the sort otherwise restricted by this Section 11.16 if such holder reasonably believes such disclosure is necessary for the purpose of Transferring such Units to the bona fide potential Transferee.

[END OF PAGE]
[SIGNATURE PAGES FOLLOW]

SIGNATURE PAGES TO
LIMITED LIABILITY COMPANY AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first written above.

JONES ENERGY HOLDINGS, LLC

By:	/s/ Jonny Jones
Jonny Jones
Chief Executive Officer

JONES ENERGY DRILLING FUND, LP

By:	Jones Energy Management, LLC, its General Partner

By:	/s/ Jonny Jones
Jonny Jones
Manager

JONES ENERGY EQUITY PARTNERS, LP

By:	Jones Energy Management, LLC, its General Partner

By:	/s/ Jonny Jones
Jonny Jones
Manager

JONES ENERGY EQUITY PARTNERS II, LP

By:	Jones Energy Management, LLC, its General Partner

By:	/s/ Jonny Jones
Jonny Jones
Manager

Signature Page to

Third Amended and Restated LLC Agreement of

Jones Energy Holdings, LLC

JONES ENERGY TEAM 3, LP

By: JET 3 GP, LLC
Its: General Partner

By: Jon Rex Jones Jr. Trust V
Its: Managing Member

By:	/s/ Jonny Jones
Jonny Jones
Trustee

JONES ENERGY, INC.

By:	/s/ Jonny Jones
Jonny Jones
Chief Executive Officer

Signature Page to

Third Amended and Restated LLC Agreement of

Jones Energy Holdings, LLC

WELLS FARGO CENTRAL PACIFIC HOLDINGS, INC.

By:	/s/ Gilbert Shen
Name: Gilbert Shen
Title: Vice President

Signature Page to

Third Amended and Restated LLC Agreement of

Jones Energy Holdings, LLC

MCP (C) II JONES INTERMEDIATE LLC

By: Metalmark Capital Partners II GP, L.P.
Its: General Partner

By: Metalmark Capital Holdings LLC
Its: General Partner

By:	/s/ Gregory D. Myers
Name: Gregory D. Myers
Title: Managing Director

MCP II CO-INVESTMENT JONES INTERMEDIATE LLC

By:	/s/ Gregory D. Myers
Name: Gregory D. Myers
Title: Managing Director

MCP II JONES INTERMEDIATE LLC

By:	/s/ Gregory D. Myers
Name: Gregory D. Myers
Title: Managing Director

MCP II (TE) AIF JONES INTERMEDIATE LLC

By:	/s/ Gregory D. Myers
Name: Gregory D. Myers
Title: Managing Director

MCP II (CAYMAN) AIF JONES INTERMEDIATE LLC

By:	/s/ Gregory D. Myers
Name: Gregory D. Myers
Title: Managing Director

MCP II EXECUTIVE FUND JONES INTERMEDIATE LLC

By:	/s/ Gregory D. Myers
Name: Gregory D. Myers
Title: Managing Director

Signature Page to

Third Amended and Restated LLC Agreement of

Jones Energy Holdings, LLC

SCHEDULE A

SCHEDULE OF MEMBERS

Name and Address of Member	Number of Units	Percentage Interest	Capital Contributions
MCP (C) II Jones Intermediate LLC	12,856,825	26.1%	$106,119,479.67
c/o Metalmark Capital Holdings, LLC
1177 Avenue of the Americas, 40th Floor
New York, NY 10036
Attention: Gregory D. Myers
Fax No: (212) 823 1949

with a copy, which shall not constitute notice, to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention: Frederick Tanne, P.C. and Joshua M. Kogan
Facsimile No.: (212) 446 6460

MCP II Co-Investment Jones Intermediate LLC	2,284,083	4.6%	$18,902,445.00
c/o Metalmark Capital Holdings, LLC
1177 Avenue of the Americas, 40th Floor
New York, NY 10036
Attention: Gregory D. Myers
Fax No: (212) 823 1949

with a copy, which shall not constitute notice, to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention: Frederick Tanne, P.C. and Joshua M. Kogan
Facsimile No.: (212) 446 6460

MCP II Jones Intermediate LLC	2,821,725	5.7%	$23,325,457.00
c/o Metalmark Capital Holdings, LLC
1177 Avenue of the Americas, 40th Floor
New York, NY 10036
Attention: Gregory D. Myers
Fax No: (212) 823 1949

with a copy, which shall not constitute notice, to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention: Frederick Tanne, P.C. and Joshua M. Kogan
Facsimile No.: (212) 446 6460

MCP II (TE) AIF Jones Intermediate LLC	2,641,100	5.4%	$21,829,755.00
c/o Metalmark Capital Holdings, LLC
1177 Avenue of the Americas, 40th Floor
New York, NY 10036
Attention: Gregory D. Myers
Fax No: (212) 823 1949

with a copy, which shall not constitute notice, to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention: Frederick Tanne, P.C. and Joshua M. Kogan
Facsimile No.: (212) 446 6460

Name and Address of Member	Number of Units	Percentage Interest	Capital Contributions
MCP II (Cayman) AIF Jones Intermediate LLC	2,181,884	4.4%	$18,028,313.00
c/o Metalmark Capital Holdings, LLC
1177 Avenue of the Americas, 40th Floor
New York, NY 10036
Attention: Gregory D. Myers
Fax No: (212) 823 1949

with a copy, which shall not constitute notice, to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention: Frederick Tanne, P.C. and Joshua M. Kogan
Facsimile No.: (212) 446 6460

MCP II Executive Fund Jones Intermediate LLC	418,599	0.8%	$3,461,217.00
c/o Metalmark Capital Holdings, LLC
1177 Avenue of the Americas, 40th Floor
New York, NY 10036
Attention: Gregory D. Myers
Fax No: (212) 823 1949

with a copy, which shall not constitute notice, to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention: Frederick Tanne, P.C. and Joshua M. Kogan
Facsimile No.: (212) 446 6460

Jones Energy Drilling Fund, LP	5,530,130	11.2%	Jones Contributed Equity
807 Las Cimas Parkway, Suite 370
Austin, Texas 78746
Attention: Robin Picard
Facsimile No.: (512) 328 6971

with a copy, which shall not constitute notice, to:

Baker Botts LLP 1500 San Jacinto Center Austin, Texas 78701 Attention: Mike Bengtson Facsimile No.: (512) 322 8349

Jones Energy Equity Partners, LP	1,843,377	3.7%	$15,000,000.00
807 Las Cimas Parkway, Suite 370 Austin, Texas 78746
Attention: Robin Picard
Facsimile No.: (512) 328 6971

with a copy, which shall not constitute notice, to:

Baker Botts LLP 1500 San Jacinto Center Austin, Texas 78701 Attention: Mike Bengtson Facsimile No.: (512) 322 8349

Name and Address of Member	Number of Units	Percentage Interest	Capital Contributions
Wells Fargo Central Pacific Holdings, Inc.	1,308,570	2.7%	$10,648,148.15

600 California Street, 20th Floor San Francisco, CA 94108
Attention: Gilbert Shen Facsimile No.: (415) 362- 5081

with a copy, which shall not constitute notice, to:

Thompson & Knight LLP
333 Clay Street
Suite 3300
Houston, Texas 77002
Attention: Barry Davis Facsimile No,: (832) 397 8104

Jones Energy Equity Partners II, LP	3,095,052	6.3%	$25,185,185.19
807 Las Cimas Parkway, Suite 370 Austin, Texas 78746
Attention: Robin Picard
Facsimile No.: (512) 328 6971

with a copy, which shall not constitute notice, to:

Baker Botts LLP 1500 San Jacinto Center Austin, Texas 78701 Attention: Mike Bengtson Facsimile No.: (512) 322 8349

Jones Energy Team 3, LP	1,854,988	3.8%	$0
807 Las Cimas Parkway, Suite 370
Austin, Texas 78746
Attention: Robin Picard
Facsimile No.: (512) 328 6971

with a copy, which shall not constitute notice, to:

Baker Botts LLP 1500 San Jacinto Center Austin, Texas 78701 Attention: Mike Bengtson Facsimile No.: (512) 322 8349

Jones Energy, Inc.	12,500,000	25.3%	$177,059,374.69 less IPO expenses
807 Las Cimas Parkway, Suite 350
Austin, Texas 78746 Attention: Robin Picard
Facsimile No.: (512) 328 6971

with a copy, which shall not constitute notice, to:

Baker Botts LLP 1500 San Jacinto Center Austin, Texas 78701 Attention: Mike Bengtson Facsimile No.: (512) 322 8349

TOTAL	49,336,333	100.0%	$419,559,374.70 and the Jones Contributed Equity less IPO expenses